SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): March 16, 2001
                                                        (March 1, 2001)



                             LASERSIGHT INCORPORATED
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              Exact name of registrant as specified in its charter



                                    Delaware
                                    --------

                  State or other jurisdiction of incorporation



         0-19671                                           65-0273162
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  Commission File Number                                I.R.S. Employer
                                                       Identification No.


        3300 University Boulevard, Suite 140, Winter Park, Florida 32792
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                     Address of Principal Executive offices

       Registrant's telephone number, including area code: (407) 678-9900
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Item 2.  Acquisition or Disposition of Assets

On March 1, 2001, LaserSight Patents, Inc., a wholly-owned subsidiary of LaserSight Incorporated, completed a business arrangement dated as of February 27, 2001, with respect to U.S. Patent No. 4,784,135 (the Blum '135 patent) with Alcon, Fort Worth, Texas. As part of the arrangement, we sold the Blum '135 patent to Alcon for $6.5 million and assigned to Alcon certain licenses to the Blum '135 patent. We will retain a non-exclusive royalty free license under the Blum '135 patent and will retain the license to the Blum '135 patent that was previously granted to Visx, Incorporated.

We and Alcon will share in royalties received from any future licenses to the Blum '135 patent. We will also receive a portion of any recovery from parties found to be infringing the Blum '135 patent.

Our agreement with Alcon also provides for a time period during which we have agreed not to claim Alcon infringes our U.S. Patent No. 5,520,679, the Lin '679 scanning patent, and for the parties to discuss a possible transaction related to the '679 patent. The Lin '679 patent, for which we recently received a notice of allowance for reissuance from the U.S. Patent Office, covers methods for performing ophthalmic surgery using a scanning laser. As part of this transaction LaserSight also granted Alcon a royalty free sub-license under U.S. patent No. 5,630,810 (the Machat '810 patent) with no right to sublicense. The Machat '810 patent relates to a method of preventing central islands that occurred in earlier generation broad beam refractive laser systems.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

         Exhibit 99.1** Assignment Agreement dated as of February 27, 2001 among
                        LaserSight Patents, Inc. and Alcon Laboratories, Inc. The Company undertakes to provide to the Commission upon its request the schedules omitted from this exhibit. Certain information has been omitted from this exhibit pursuant to an application for confidential treatment filed with the Securities and Exchange Commission.

         Exhibit 99.2 Non-exclusive sublicense dated as of February 27, 2001 among LaserSight Technologies, Inc. and Alcon Laboratories, Inc.

         Exhibit 99.3 Agreement dated as of February 27, 2001 among LaserSight Technologies, Inc. and Alcon Universal, Ltd. and its affiliates.


** Confidential treatment has been requested for portions of this document. The redacted material has been filed separately with the Commission pursuant to an application for confidential treatment.

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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LaserSight Incorporated



Date:   March 16, 2001                  By: /s/Michael R. Farris
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                                            Michael R. Farris
                                            Chief Executive Officer